UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2025

PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware			1-16463		13-4004153
(State or other jurisdiction of incorporation)			(Commission File Number)		(I.R.S. Employer Identification No.)

701 Market Street,	St. Louis,	Missouri			63101-1826
(Address of principal executive offices)					(Zip Code)

Registrant's telephone number, including area code:				(314)	342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐			Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐			Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐			Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐			Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed, on November 25, 2024, Peabody Energy Corporation (the “Company”) entered into (i) a Share Purchase Agreement, dated as of November 25, 2024, by and among the Company, Anglo American Netherlands B.V., Anglo American Services (UK) Ltd. and Peabody SMC Pty Ltd (“Peabody SMC”), a subsidiary of the Company formed for the purposes of consummating the Acquisition (as defined below) (the “SMC Purchase Agreement”), and (ii) a Share and Asset Purchase Agreement, dated as of November 25, 2024, by and among the Company, Anglo American Netherlands B.V., Moranbah North Coal Pty Ltd., Anglo American Steelmaking Coal Assets Eastern Australia Limited, Anglo American Steelmaking Coal Holdings Limited, Anglo American Services (UK) Ltd. and Peabody MNG Pty Ltd (“Peabody MNG”), a subsidiary of the Company formed for the purposes of consummating the Acquisition (the “MNG Purchase Agreement” and, together with the SMC Purchase Agreement, the “Anglo Purchase Agreements”), pursuant to which the Company agreed to acquire from Anglo American plc, a United Kingdom public limited company (“Anglo”), substantially all of the assets and businesses associated with Anglo’s metallurgical coal mines in Australia, including the Dawson complex (comprising the Dawson Main/Central, Dawson South, Dawson South Exploration and Theodore South exploration mines) (together, the “Dawson Assets”), German Creek, Grosvenor, Roper Creek and Moranbah North mines (collectively, the “Acquisition”). In addition, as previously disclosed, on November 25, 2024, Peabody SMC and Peabody Australia Holdco Pty Ltd entered into an option deed with PT Bukit Makmur Internasional and PT BUMA Internasional Grup Tbk (together, “BUMA”) (the “Dawson Option Deed”), pursuant to which Peabody SMC agreed to sell the Dawson Assets to BUMA (the “Dawson Sale”). In addition, on January 25, 2025, Peabody MNG delivered a notice of acceptance accepting an offer from JFEMA Moranbah North Coal Pty Ltd (“JFEMA”) for Peabody MNG to purchase JFEMA’s entire interest in the assets comprising the Moranbah North and Grosvenor joint venture (the “JFEMA Tag Sale Agreement”, and together with the Anglo Purchase Agreements and the Dawson Option Deed, the “Agreements”). A description of the Anglo Purchase Agreements and the Dawson Option Deed is set forth under “Item 1.01. Entry into a Material Definitive Agreement” in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 25, 2024 (as amended on November 29, 2024) and is incorporated herein by reference.

On April 8, 2025, the Company announced that, following an ignition event at Anglo’s Moranbah North mine, the Company was reviewing its options related to the Acquisition. On May 5, 2025, the Company announced that it had provided notice to Anglo and BUMA of the occurrence of a Material Adverse Change (as defined in the Anglo Purchase Agreements and the Dawson Option Deed). On May 5, 2025, the Company also gave notice to JFEMA of the occurrence of a Material Adverse Change (as defined in the JFEMA Tag Sale Agreement). Such notices related to the previously announced ignition event that occurred at Moranbah North mine on March 31, 2025.

Through August 18, 2025, the MAC Cure Date (as defined in the Anglo Purchase Agreements), such Material Adverse Change was continuing and had not been cured and had not otherwise ceased to exist. On August 19, 2025, the Company sent Anglo and the other counterparties a notice terminating each of the SMC Purchase Agreement pursuant to Section 13.5 thereof and the MNG Purchase Agreement pursuant to Section 14.5 thereof. In addition, on August 19, 2025, the Company sent BUMA a notice terminating the Dawson Option Deed pursuant to Section 16.5 thereof. Further, on August 19, 2025, the Company sent JFEMA a notice terminating the JFEMA Tag Sale Agreement pursuant to Section 14.5 thereof.

Item 7.01. Regulation FD Disclosure.

On August 19, 2025, the Company issued a press release announcing the termination of the Agreements and the Acquisition. A copy of the Company’s press release regarding the foregoing is attached hereto as Exhibit 99.1.

The information furnished in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release of Peabody Energy Corporation dated August 19, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

August 19, 2025	By: /s/ Scott T. Jarboe
Name: Scott T. Jarboe
Title: Chief Administrative Officer and Corporate Secretary

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